SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 30, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Agreement

On December 30, 2005, the Registrant executed the Third Amendment to Credit Agreement" with its lender, Guaranty Bank, FSB. The amendment will be filed as an exhibit with the Annual Report on Form 10-K for 2005. The amendment changes three terms of the original agreement:

     1) The revolving commitment, Tranche A, had been reduced from $24.5 million to $24.0 million, while Tranche B revolving line of credit remains at $5.0 million, for a combined total commitment of $29.0 million. The next scheduled borrowing base redetermination is scheduled for February 2006.

2) The hedging requirements set out in the original loan agreement have been eliminated.

3) The maturity has been extended from June 30, 2007 to June 30, 2008.

For further details on this $50 million senior secured revolving credit facility with Guaranty Bank, see the disclosures in the Form 10-Q filed with the Commission on November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 5, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)